521 W57th St. New York, NY T 212.765.5500 iff.com

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Michael DeVeau

Head of Investor Relations and Communications

212.708.7164

Michael.DeVeau@iff.com

IFF Provides Business Update

New York (June 8, 2020) - IFF (NYSE:IFF) (Euronext Paris: IFF) (TASE: IFF), a leading innovator of taste, scent and nutrition, today provided an update on its business performance for the first eight weeks of the second quarter 2020 and provided additional commentary regarding ongoing business dynamics during the COVID-19 pandemic.

“The COVID-19 pandemic has showcased the dedication and persistence of our global team and the diversity and resiliency of our business,” said Andreas Fibig, IFF Chairman and CEO. “These past eight weeks have coincided with the peak of restrictive regulatory actions around the world. We remain fortunate that most of our business is in end-markets and categories with relative strength, but we are not totally immune. During one of the most challenging periods all of us have seen, we’ve successfully adapted our ways of working to responsibly manage the business, while continuing to deliver innovative solutions to our customers. I am incredibly proud of how our teams have responded during this unprecedented event and that our year-to-date currency neutral sales are up low single digits compared to last year. Given the easing of restrictions in many countries that we are seeing in June, I am cautiously optimistic that sales and profit will improve as economic activity resumes.”

Preliminary business performance through first eight weeks of Q2 2020:

•	Sales declined by 3% on a currency neutral basis and 7% on a reported basis compared to the corresponding period last year, driven by continued pressure in certain end-market categories, across select countries and particularly with small- and mid-sized customers as a result of the COVID-19 pandemic.

•	IFF experienced solid demand for products used in packaged food, beverage, hygiene and disinfection categories. Representing approximately 85% of total 2019 revenue, currency neutral sales for this portion grew by 3% compared to the corresponding period last year, with Consumer Fragrances up double-digits.

•	The categories most exposed to the temporary disruptions of consumer access to retail markets (Fine Fragrance) and away-from-home channels (Food Service), experienced significant pressure. Representing approximately 15% of total 2019 revenue, currency neutral sales for this portion declined approximately 40% compared to the corresponding period last year.

•	From a geographic perspective, North America showed resiliency, while the emerging markets, especially India and several Latin American countries, were impacted by COVID-19 and strong regulatory restrictions put in place to protect communities. In China, where restrictions have already eased, growth has sequentially improved.

iff.com
•	Lower sales volumes and an unfavorable mix, combined with additional COVID-19 manufacturing and procurement costs, reduced gross profit by 12% on a reported basis compared to the corresponding period last year. Disciplined cost management and continued productivity initiatives partly offset these challenges.

The Company quickly adapted its operations to responsibly operate the business while continuing to meet customer demand, despite some logistics challenges around the world. Nearly all our global Creative Centers and manufacturing facilities continue to operate. Across the IFF global network, teams have begun proceeding through the different phases of our return-to-work protocol. This gradual return-to-work strategy is intended to prioritize the safety of all IFF employees and create a new way of working that allows IFF to continue meeting customers’ needs, while abiding by government mandates and regulations.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the COVID-19 pandemic on the Company’s near term results, including sales and profit in the second quarter of 2020, and revenue from its categories with retail channel exposure, such as Fine Fragrance, Cosmetic Actives and Food Service; the expected impact of the COVID-19 pandemic on the global economy; the Company’s expectations with respect to generating cash flow and its liquidity position to manage a prolonged global economic downturn; anticipated increased costs relating to managing through the COVID-19 pandemic; expected updates from the Company on future performance and outlook for the business in 2020; the Company’s ability to manage through the COVID-19 pandemic and to mitigate the near-term impact; and the Company’s belief that it will see improvement in its business as the pandemic abates. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (the “SEC”) filings, including the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2020 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) the effect of economic conditions in the industries and markets in which IFF operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand, the impact of weather conditions, natural disasters, public health issues, epidemics and pandemics, including the novel coronavirus (COVID-19), or the fear of such events, and the financial condition of IFF’s customers and suppliers; (2) the risks to the Company’s business from the COVID-19 pandemic, including operational risks, supply chain risks, and customer related-risks; (3) risks related to the integration of the Frutarom business, including whether we will realize the benefits anticipated from the acquisition in the expected time frame; (4) unanticipated costs, liabilities, charges or expenses resulting from the Frutarom acquisition, (5) the impact of the outcome of legal claims, regulatory investigations and litigation, (6) the increase in the Company’s leverage resulting from the additional debt incurred to pay a portion of the consideration for Frutarom and its impact on the Company’s liquidity and ability to return capital to its shareholders, (7) the Company’s ability to successfully market to its expanded and decentralized Taste and Frutarom customer base, (8) the Company’s ability to effectively compete in its market and develop and introduce new products that meet customers’ needs, (9) the Company’s ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations, (10) the impact of the disruption in the Company’s manufacturing operations, (11) the impact of a disruption in the

iff.com

Company’s supply chain, including the inability to obtain ingredients and raw materials from third parties, (12) volatility and increases in the price of raw materials, energy and transportation, (13) the Company’s ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact, (14) the impact of any failure or interruption of the Company’s key information technology systems or a breach of information security, (15) the Company’s ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, (16) the Company’s ability to establish and manage collaborations, joint ventures or partnership that lead to development or commercialization of products, (17) the Company’s ability to benefit from its investments and expansion in emerging markets; (18) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates; (19) economic, regulatory and political risks associated with the Company’s international operations, (20) the impact of global economic uncertainty on demand for consumer products, (21) the inability to retain key personnel; (22) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws, (23) the Company’s ability to realize the benefits of its cost and productivity initiatives, (24) the Company’s ability to successfully manage its working capital and inventory balances, (25) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act, (26) the Company’s ability to protect its intellectual property rights, (27) the impact of the outcome of legal claims, regulatory investigations and litigation, (28) changes in market conditions or governmental regulations relating to our pension and postretirement obligations, (29) the impact of future impairment of our tangible or intangible long-lived assets, (30) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes, (31) the effect of potential government regulation on certain product development initiatives, and restrictions or costs that may be imposed on the Company or its operations as a result, and (32) the impact of the United Kingdom’s departure from the European Union. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

We provide in this press release a non-GAAP financial measure: currency neutral sales.

Currency Neutral metrics eliminate the effects that result from translating international currency to U.S. dollars. We calculate currency neutral numbers by comparing current year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction. May quarter-to-date 2020 sales by end-market, as referenced in the second and third bullets above, are only available on a Currency Neutral basis, as we currently are not able to translate sales from international currency to U.S. dollars on the basis of such end-markets without unreasonable effort due to the current structure of our reporting systems.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

Welcome to IFF

At IFF (NYSE:IFF) (Euronext Paris: IFF) (TASE: IFF), we’re using Uncommon Sense to create what the world needs. As a collective of unconventional thinkers and creators, we put science and artistry to work to create unique and unexpected scents, tastes, experiences and ingredients for the products our world craves. Learn more at iff.com, Twitter , Facebook, Instagram, and LinkedIn.